                     DAIMLER-BENZ AUTO GRANTOR TRUST 1993-A
                            MONTHLY SERVICING REPORT
                   SERVICER: MERCEDES-BENZ CREDIT CORPORATION
                            TRUSTEE: CITIBANK, N.A.

COLLECTION PERIOD: SEPTEMBER 1996
DISTRIBUTION DATE: 10/15/96

STATEMENT FOR CLASS A CERTIFICATEHOLDERS
PURSUANT TO SECTION 4.9 OF THE POOLING AND SERVICING AGREEMENT

                                                                                                         Per $1,000 of
                                                                                                        Original Class A
                                                                                                          Certificate
                                                                                                             Amount
                                                                                                      ---------------------
   (i)    Principal Distribution                                                 $   4,621,405.87       $         9.0575

  (ii)    Interest Distribution                                                  $     156,618.52       $         0.3070

 (iii)    Amount of Distribution allocable to the Yield Suppl. Amount            $      10,489.37
          Amount of Distribution allocable to the Shortfall (Excess) Amount      $      13,737.07

  (iv)    Monthly Servicing Fee                                                  $      43,181.29       $         0.0846
          Monthly Supplemental Servicing Fee                                     $           0.00       $         0.0000
          Class A Percentage of the Servicing Fee                                $      40,158.60       $         0.0787
          Class A Percentage of the Supplemental Servicing Fee                   $           0.00       $         0.0000

   (v)    Class A Principal Balance (end of Collection Period)                   $  43,568,909.10
          Class A Pool Factor (end of Collection Period))                               8.5391113%
          Class B Principal Balance (end of Collection Period)                   $   3,279,380.26

  (vi)    Pool Balance (end of Collection Period)                                $  46,848,289.36

 (vii)    Class A Interest Carryover Shortfall                                   $           0.00       $         0.0000
          Class A Principal Carryover Shortfall                                  $           0.00       $         0.0000

(viii)    Amount otherwise distributable to Class B Certificateholders           $           0.00
          that is distributed to Class A Certificateholders

  (ix)    Balance of the Reserve Fund Property (end of Collection Period)        $   5,486,319.09

   (x)    Aggregate Purchase Amount of Receivables repurchased by                $           0.00
          the Seller or the Servicer

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